As filed with the Securities and Exchange Commission on February 24, 2004 Reg.

                                                                  No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                          Odyssey Pictures Corporation
             (Exact name of registrant as specified in its charter)

         Nevada                                                 95-4269048
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

                         16910 Dallas Parkway, Suite 104
                               Dallas, Texas 75248
               (Address of principal executive offices) (Zip Code)
                ------------------------------------------------

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        --------------------------------

                               John W. Foster, CEO
                         16910 Dallas Parkway, Suite 104
                               Dallas, Texas 75248

                     (Name and address of agent for service)
                                 (972) 818-7990
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                              Proposed maximum     Proposed maximum
                        Amount to be          offering price       Aggregate offering    Amount of
Title of securities     Registered            per share            Price                 Registration fee
to be registered
-------------------------------------------------------------------------------------------------------------
Common Stock            1,650,000                      $0 .09             $148,500            $ 18.82
($.001 par value)
-------------------------------------------------------------------------------------------------------------

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Odyssey Pictures Corporation on February 25, 2004.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                               John W. Foster, CEO
                         16910 Dallas Parkway, Suite 104
                               Dallas, Texas 75248
                                 (623) 492-9200

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following documents filed by Odyssey Pictures Corporation. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-KSB/A for the fiscal year ended June 30, 2003;

         (b) the Company's quarterly reports on form 10-QSB filed pursuant to
Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in 2003

         (c) the Registrant's Form S-1, filed in 2003, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

         (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018, of which Gregory Sichenzia, a partner, will receive 650,000 shares.

Item 6.  Indemnification of Directors and Officers

Section 78.751 of the Nevada General Corporation Law, provides as follows: 1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits on page __.

Item 9. Undertakings

(a)      The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on February 24, 2004.

                                    Odyssey Pictures Corporation



                                    By /s/ John W. Foster
                                    --------------------------------------------
                                    John W. Foster, CEO


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                         Title                           Date


/s/ John W. Foster             Chief Executive Officer,        February 23, 2004
----------------------         Chairman and President
John W. Foster                 Chief Financial Officer



/s/ Kjell Larsson              Director                        February 23, 2004
----------------------
Kjell Larsson


/s/ Patrick Speeckaert         Director                        February 23, 2004
----------------------
Patrick Speeckaert


/s/ Peter Bucher               Director                        February 23, 2004
----------------------
Peter Bucher

                                INDEX TO EXHIBITS



   Exhibit                                                         Sequentially
     NO.                   Description                           Numbered Pages
     ---                   -----------                           --------------

    4.1        Compensation Agreement - Gregory Sichenzia

    4.2        Contractor Agreement--Ian Jessel

    4.3        Contractor Agreement--Francesco Lucente

    5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

   23.1        Consent of Want & Ender CPA.

   23.2        Consent of Counsel (included as part of Exhibit 5.1)